                                                                                                                                                                                                                                                                                                             Exhibit 23.1

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-194510) of Forward Industries, Inc. of our report dated March 23, 2018 relating to the financial statements of Intelligent Product Solutions Inc.  as of and for the years ended September 30, 2017 and 2016, which is included in the Current Report on Form 8-K/A filed by Forward Industries, Inc. on April 5, 2018.

/s/ CohnReznick LLP

Jericho, New York

April 5, 2018